Exhibit 23

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
First Citizens BancShares, Inc:

We consent to incorporation by reference in the registration statement on Form S-8 (No. 33-82052) dated July 28, 1994, and the registration statement on Form S-3 (No. 33-54634) dated November 16, 1992, of First Citizens BancShares, Inc, of our report dated January 22, 1996, relating to the consolidated balance sheets of First Citizens BancShares, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of First Citizens BancShares, Inc.

                                           (Signature of KPMG Peat Marwick LLP)
                                            KPMG Peat Marwick LLP

Raleigh, North Carolina
March 28, 1996